Media Contact:        Noah Cole, noah.cole@autodesk.com, +1-415-580-3535
Investors Contact :        David Gennarelli, david.gennarelli@autodesk.com, +1-415-507-6033

Autodesk Announces Executive Change
CFO Mark Hawkins Departing Company; Autodesk Expects Q2 Revenue and EPS to be at or Above High End of Previous Business Outlook

SAN RAFAEL, Calif., June 30, 2014 - Autodesk, Inc. (Nasdaq: ADSK) today announced the resignation of Mark Hawkins, the company’s executive vice president and chief financial officer. After more than five years at Autodesk, Hawkins is leaving the design and engineering software leader at the end of July to become chief financial officer at salesforce.com.

“I want to thank Mark for the many contributions he has made to Autodesk,” said Carl Bass, Autodesk president and CEO. “He has been an excellent financial partner and was instrumental in leading the company through a number of initiatives. Mark leaves Autodesk on strong financial footing and with a highly regarded finance team. I wish Mark all the best in his new role.”

“It has been a pleasure working for Carl and with everybody at Autodesk,” said Hawkins. “I am proud to have been part of the Autodesk leadership team during this amazing journey from the depths of the Great Recession in early 2009 to today where the company has established a leadership position in the cloud and is well positioned for the future.”

Autodesk has initiated a selection process for a new chief financial officer. The company also expects to report revenue and EPS at or above the previously issued business outlook for its second quarter fiscal 2015. Autodesk reiterated its guidance for full-year fiscal 2015.

Business Outlook
The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the second quarter and full year fiscal 2015 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012. A reconciliation between the GAAP and non-GAAP estimates for fiscal 2015 is provided in the tables that follow.

Second Quarter Fiscal 2015

Q2 FY15 Guidance Metrics	Q2 FY15 (ending July 31, 2014)
Revenue (in millions)	$595-$610
EPS GAAP	$0.05-$0.10
EPS Non-GAAP (1)	$0.25-$0.30
_______________
(1) Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense and $0.09 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2015

FY15 Guidance Metrics	FY15 (ending January 31, 2015)
Billings growth	7-9%
Revenue growth	4-6%
GAAP operating margin	3-5%
Non-GAAP operating margin	14-16%
Net subscription additions	150,000-200,000

Reconciliation for Guidance:
The following is a reconciliation of anticipated fiscal 2015 GAAP and non-GAAP operating margins:
		Fiscal 2015
GAAP operating margin	3%	5%
Stock-based compensation expense	7%	7%
Amortization of purchased intangibles	4%	4%
Restructuring charges	0%	0%
Non-GAAP operating margin	14%	16%

The second quarter and full year fiscal 2015 outlook assume projected annual effective tax rates of 25 percent and 25.5 percent for GAAP and non-GAAP results, respectively. These rates do not include one-time discrete items or the federal R&D tax credit that expired on December 31, 2013.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding the status of our transition to a subscription-based business model, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions;

failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; failure to maintain cost reductions and productivity increases or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2014 and Form 10-Q for the quarters ended April 30, 2014, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with non-GAAP measures such as non-GAAP gross margin. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. We believe these exclusions are appropriate to enhance an overall understanding of our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.
There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About Autodesk
Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk is not responsible for typographical or graphical errors that may appear in this document.
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